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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 23, 2001 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-70850 on Form N-4 and related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.)


/s/Ernst & Young LLP


Philadelphia, Pennsylvania
December 28, 2001



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 16, 2001 accompanying the financial statements of Separate Account A of The Manufacturers Life Insurance Company of North America in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-70850 on Form N-4 and related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.)


/s/Ernst & Young LLP


Boston, Massachusetts
December 28, 2001